Exhibit 99.1
News Release
FIS Announces Third Quarter Results
Continued Strong Growth in International Solutions

•	Revenue of $1.43 billion, up 4.3%; organic growth of 4.1%

•	International Solutions revenue up 49.3%; organic growth of 21.9%

•	EPS of $0.62, as adjusted, up 19.2%

•	Free cash flow of $193 million

JACKSONVILLE, Fla., November 1, 2011 - FIS™ (NYSE:FIS), the world's largest provider of banking and payments technology, today reported financial results for the quarter ended September 30, 2011.

GAAP Results

Revenue from continuing operations increased 4.3% to $1.43 billion in the third quarter of 2011, compared to $1.37 billion in the third quarter of 2010, which included an $83.3 million termination fee related to the card processing joint venture in Brazil. GAAP net earnings from continuing operations attributable to common stockholders totaled $145.4 million, or $0.47 per diluted share, in the third quarter of 2011, compared to $134.3 million, or $0.40 per diluted share, in the prior year quarter.

Non-GAAP Results

Adjusted revenue growth was 10.8% in the third quarter of 2011, and organic revenue growth was 4.1%. EBITDA increased 2.7% to $438.0 million compared to EBITDA of $426.6 million, as adjusted, in the third quarter of 2010. EBITDA margin was 30.7% in the third quarter of 2011, compared to 33.1%, as adjusted, in the prior year quarter. EBITDA margin in the current year quarter reflects the addition of Capco, continued growth in lower margin services revenue, as well as approximately $10.1 million of integration, severance and merger and acquisition costs. EBITDA in the prior year quarter included a benefit of approximately $10.0 million for reimbursed legal fees.

Adjusted net earnings from continuing operations totaled $188.8 million compared to $176.7 million in the third quarter of 2010. Adjusted earnings per share increased 19.2% to $0.62 compared to $0.52 in the prior year quarter. Integration, severance, merger and acquisition costs reduced third quarter 2011 adjusted earnings by approximately $0.02 per share. Free cash flow was $193.4 million compared to free cash flow of $220.4 million, as adjusted, in the 2010 quarter. Definitions of non-GAAP financial measures and reconciliations of non-GAAP measures to related GAAP measures are provided in subsequent sections of the press release narrative and supplemental schedules.

“Excellent growth in International Solutions drove solid top-line performance and contributed to the strong 19.2% growth in adjusted earnings per share in the third quarter,” stated Frank Martire, president and chief executive officer, FIS. “We remain focused on providing solutions that enable our clients to drive growth, optimize efficiency and meet their overall business objectives.”

Segment Information

The following is a discussion of third quarter results by segment:

•	Financial Solutions:

Third quarter 2011 Financial Solutions revenue increased 7.8% to $523.2 million compared to $485.5 million in the 2010 quarter, driven by the addition of Capco's North American operations, growth in account processing and higher services revenue. Financial Solutions revenue increased 0.6% on an organic basis. Financial Solutions EBITDA increased 1.9% to $224.0 million compared to $219.8 million in the third quarter of 2010. The EBITDA margin was 42.8% compared to 45.3% in the prior year quarter, reflecting the addition of Capco, lower license revenue, growth in lower margin services and approximately $1.7 million in integration and severance costs in the third quarter of 2011.

•	Payment Solutions:

Third quarter 2011 Payment Solutions revenue increased 0.5% to $603.7 million compared to $600.6 million in the 2010 quarter. Payment Solutions revenue increased 2.0% excluding a $6.4 million decline in the check-related businesses. Payment Solutions EBITDA totaled $229.6 million in the third quarter of 2011 compared to $230.9 million in the third quarter of 2010. The decline was due primarily to $4.3 million of integration and severance costs that are included in the current year quarter. The EBITDA margin was 38.0% compared to 38.4% in the prior year quarter.

•	International Solutions:

International Solutions revenue increased 49.3% to $297.7 million compared to $199.4 million in the 2010 quarter, and increased 21.9% on an organic basis. The strong performance was driven primarily by continued strong growth in Brazil card processing and Capco's European business. International Solutions EBITDA increased 44.1% to $67.0 million compared to $46.5 million in the third quarter of 2010. Integration and severance costs of approximately $1.2 million are included in the current year quarter. The EBITDA margin was 22.5% compared to 23.3% in the prior year quarter, reflecting the addition of Capco.

•	Corporate/Other:

Corporate expense totaled $82.6 million in the third quarter 2011, compared to $70.6 million in the prior year quarter. As previously disclosed, the prior year quarter included a benefit of approximately $10.0 million related to the reimbursement of legal expenses. Integration, severance and merger and acquisition costs of approximately $2.9 million are included in the current year quarter.

Net interest expense totaled $60.5 million compared to $60.9 million in the prior year quarter. The effective tax rate declined to 30.6% in the third quarter of 2011 compared to 36.6% in the prior year quarter due to the implementation of state and federal tax planning strategies and a non-recurring benefit related to the Company's international business. FIS anticipates that the full year tax rate for 2011 will be approximately 33%.

Balance Sheet and Cash Flow

Cash and cash equivalents totaled $386.8 million as of September 30, 2011. Debt outstanding totaled approximately $4.9 billion as of September 30, 2011. Capital expenditures totaled $82.1 million in the third quarter of 2011, compared to $93.1 million in capital expenditures in the prior year quarter.

Free cash flow totaled $193.4 million in the third quarter of 2011 compared to adjusted free cash flow of $220.4 million in the 2010 quarter due primarily to higher interest payments in the current year.

2011 Outlook
FIS updated its outlook for full year 2011 as follows:

•	Revenue growth of approximately 10% (approximately 5% organic revenue growth);

•	EBITDA growth of approximately 4% to 5%;

•	Adjusted net earnings per share from continuing operations of $2.24 to $2.30;

•	Free cash flow in excess of adjusted net earnings.

Use of Non-GAAP Financial Information

Generally Accepted Accounting Principles (GAAP) is the term used to refer to the standard framework of guidelines for financial accounting. GAAP includes the standards, conventions, and rules accountants follow in recording and summarizing transactions and in the preparation of financial statements. In addition to reporting financial results in accordance with GAAP, the Company has provided non-GAAP financial measures, which it believes are useful to help investors better understand its financial performance, competitive position and prospects for the future. These non-GAAP measures include adjusted revenue, organic revenue, adjusted earnings before interest, taxes and depreciation and amortization (EBITDA), adjusted net earnings, free cash flow and adjusted free cash flow. Adjusted revenue (2010 comparative data) excludes the impact of deferred revenue purchase accounting and a settlement related to the card processing joint venture in Brazil. Organic revenue (2011 and 2010 comparative data) includes reported revenue plus pre-acquisition revenue for companies acquired during the applicable reporting periods. Organic revenue excludes the impact of foreign currency fluctuation in 2011, the impact of deferred revenue purchase accounting in 2010 and a settlement related to the card processing joint venture in Brazil. Adjusted EBITDA (2010 comparative data) excludes the impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, settlement revenue and an impairment charge related to the card processing joint venture in Brazil, deferred revenue purchase accounting and certain other costs. Adjusted net earnings (2010 comparative data) exclude the after-tax impact of merger and acquisition and integration expenses, accelerated stock compensation charges associated with merger and acquisition activity, costs associated with the 2010 recapitalization plan, an impairment charge and settlement related to the card processing joint venture in Brazil, acquisition related amortization, deferred revenue purchase accounting and certain other costs. Adjusted net earnings (2011 comparative data) exclude the after-tax impact of acquisition related amortization. Adjusted free cash flow (2010 comparative data) is GAAP operating cash flow less capital expenditures, acquisition related cash items and cash items associated with the 2010 recapitalization plan. Free cash flow (2011 comparative data) is GAAP operating cash flow less capital expenditures. Any non-GAAP measures should be considered in context with the GAAP financial presentation and should not be considered in isolation or as a substitute for GAAP net earnings. Further, FIS' non-GAAP measures may be calculated differently from similarly titled measures of other companies. Reconciliations of these non-GAAP measures to related GAAP measures are provided in the attached schedules and in the Investor Relations section of the FIS Web site, www.fisglobal.com.

Conference Call and Webcast

FIS will host a call with investors and analysts to discuss third quarter 2011 results on Tuesday, November 1, 2011 beginning at 8:30 a.m. Eastern time. To register for the live event and to access a supplemental slide presentation, go to the Investor Relations section at www.fisglobal.com and click on “News and Events.” A webcast replay will be available on FIS' Investor Relations website, and a telephone replay will be available through November 15, 2011, by dialing 800-475-6701 (USA) or 320-365-3844 (International). The access code will be 219066. To access a PDF version of this release and accompanying financial tables, go to http://www.investor.fisglobal.com.

About FIS

FIS (NYSE: FIS) is the world's largest global provider dedicated to banking and payments technologies. With a long history deeply rooted in the financial services sector, FIS serves more than 14,000 institutions in over 100 countries. Headquartered in Jacksonville, Fla., FIS employs more than 33,000 people worldwide and holds leadership positions in payment processing and banking solutions, providing software, services and outsourcing of the technology that drives financial institutions. First in financial technology, FIS tops the annual FinTech 100 list, is ranked third on the Barron's 500, 426 on the Fortune 500 and is a member of Standard & Poor's 500® Index. For more information about FIS, visit www.fisglobal.com.

Forward-Looking Statements

This news release and today's conference call contain “forward-looking statements” within the meaning of the U.S. federal securities laws. Statements that are not historical facts, including statements about our expected revenue, organic revenue, earnings per share, margin expansion and cash flow, as well as other statements about our expectations, hopes, intentions, or strategies regarding the future, are forward-looking statements. These statements relate to future events and our future results, and involve a number of risks and uncertainties. Forward-looking statements are based on management's beliefs, as well as assumptions made by, and information currently available to, management. Any statements that refer to beliefs, expectations, projections or other characterizations of future events or circumstances and other statements that are not historical facts are forward-looking statements.

Actual results, performance or achievement could differ materially from those contained in these forward-looking statements. The risks and uncertainties that forward-looking statements are subject to include without limitation: changes and conditions in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes and conditions in either or both the United States and international lending, capital and financial markets; the effect of legislative initiatives or proposals, statutory changes, governmental or other applicable regulations and/or changes in industry requirements, including privacy regulations; the effects of our substantial leverage which may limit the funds available to make acquisitions and invest in our business; the risks of reduction in revenue from the elimination of existing and potential customers due to consolidation in or new laws or regulations affecting the banking, retail and financial services industries or due to financial failures or other setbacks suffered by firms in those industries; changes in the growth rates of the markets for core processing, card issuer, and transaction processing services; failures to adapt our services and products to changes in technology or in the marketplace; internal or external security breaches of our systems, including those relating to the theft of personal information and computer viruses affecting our software or platforms, and the reactions of customers, card associations and others to any such future events; the failure to achieve some or all of the benefits that we expect from acquisitions; our potential inability to find suitable acquisition candidates or finance such acquisitions, which depends upon the availability of adequate cash reserves from operations or of acceptable financing terms and the variability of our stock price, or difficulties in integrating past and future acquired technology or business' operations, services, clients and personnel; competitive pressures on product pricing and services including the ability to attract new, or retain existing, customers; an operational or natural disaster at one of our major operations centers; and other risks detailed in “Risk Factors” and other sections of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and other filings with the SEC.

Other unknown or unpredictable factors also could have a material adverse effect on our business, financial condition, results of operations and prospects. Accordingly, readers should not place undue reliance on these forward-looking statements. These forward-looking statements are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Except as required by applicable law or regulation, we do not undertake (and expressly disclaim) any obligation and do not intend to publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise.

FIS-e

Marcia Danzeisen, 904.438.6083	Mary Waggoner, 904.438.6282
Senior Vice President	Senior Vice President
FIS Global Marketing and Communications	FIS Investor Relations
marcia.danzeisen@fisglobal.com	mary.waggoner@fisglobal.com

Fidelity National Information Services, Inc.
Earnings Release Supplemental Financial Information
November 1, 2011

Exhibit A	Consolidated Statements of Earnings - Unaudited for the three and nine months ended September 30, 2011 and 2010

Exhibit B	Consolidated Balance Sheets - Unaudited as of September 30, 2011 and December 31, 2010

Exhibit C	Consolidated Statements of Cash Flows - Unaudited for the nine months ended September 30, 2011 and 2010

Exhibit D	Supplemental Non-GAAP Financial Information - Unaudited for the three and nine months ended September 30, 2011 and 2010

Exhibit E	Supplemental GAAP to Non-GAAP Reconciliation - Unaudited for the three and nine months ended September 30, 2011 and 2010

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS - UNAUDITED
(In millions, except per share data)

			Exhibit A

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Processing and services revenues	$1,426.2	$1,367.2	$4,251.3	$3,873.2
Cost of revenues	984.3	897.3	2,987.8	2,680.9
Gross profit	441.9	469.9	1,263.5	1,192.3
Selling, general and administrative expenses	165.5	138.9	514.3	489.8
Impairment charges	—	154.9	—	154.9
Operating income	276.4	176.1	749.2	547.6
Other income (expense):
Interest expense, net	(60.5)	(60.9)	(194.3)	(108.4)
Other income (expense), net	(0.7)	17.9	2.4	—
Total other income (expense)	(61.2)	(43.0)	(191.9)	(108.4)
Earnings from continuing operations before income taxes	215.2	133.1	557.3	439.2
Provision for income taxes	65.9	48.2	180.0	161.2
Earnings from continuing operations, net of tax	149.3	84.9	377.3	278.0
Earnings (loss) from discontinued operations, net of tax	(9.1)	(23.9)	(18.2)	(32.4)
Net earnings	140.2	61.0	359.1	245.6
Net (earnings) loss attributable to noncontrolling interest	(3.9)	49.4	(6.5)	48.3
Net earnings attributable to FIS common stockholders	$136.3	$110.4	$352.6	$293.9
Net earnings per share-basic from continuing operations attributable to FIS common stockholders *	$0.48	$0.40	$1.23	$0.91
Net earnings (loss) per share-basic from discontinued operations attributable to FIS common stockholders*	(0.03)	(0.07)	(0.06)	(0.09)
Net earnings per share-basic attributable to FIS common stockholders *	$0.45	$0.33	$1.17	$0.82
Weighted average shares outstanding-basic	300.9	332.2	302.0	360.5
Net earnings per share-diluted from continuing operations attributable to FIS common stockholders *	$0.47	$0.40	$1.20	$0.89
Net earnings (loss) per share-diluted from discontinued operations attributable to FIS common stockholders *	(0.03)	(0.07)	(0.06)	(0.09)
Net earnings per share-diluted attributable to FIS common stockholders *	$0.44	$0.33	$1.14	$0.80
Weighted average shares outstanding-diluted	306.8	339.2	308.8	367.7
Amounts attributable to FIS common stockholders:
Earnings from continuing operations, net of tax	$145.4	$134.3	$370.8	$326.3
Earnings (loss) from discontinued operations, net of tax	(9.1)	(23.9)	(18.2)	(32.4)
Net earnings attributable to FIS common stockholders	$136.3	$110.4	$352.6	$293.9

* Amounts may not sum due to rounding.

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS — UNAUDITED
(In millions)

		Exhibit B

	As of	As of
	September 30, 2011	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$386.8	$338.0
Settlement deposits	41.8	35.9
Trade receivables, net	808.3	839.4
Settlement receivables	67.2	157.3
Other receivables	37.7	38.7
Receivable from related parties	51.8	50.2
Prepaid expenses and other current assets	137.1	138.0
Deferred income taxes	73.5	58.1
Assets held for sale	—	17.4
Total current assets	1,604.2	1,673.0
Property and equipment, net	410.7	390.0
Goodwill	8,562.2	8,550.0
Intangible assets, net	1,978.9	2,202.9
Computer software, net	893.1	909.0
Deferred contract costs	255.4	254.2
Other noncurrent assets	181.0	197.2
Total assets	$13,885.5	$14,176.3

Liabilities and Equity
Current liabilities:
Accounts payable and accrued liabilities	$561.8	$591.8
Due to Brazilian venture partner	34.1	—
Settlement payables	125.1	140.6
Current portion of long-term debt	538.3	256.9
Deferred revenues	256.6	268.6
Liabilities held for sale	—	42.5
Total current liabilities	1,515.9	1,300.4
Deferred revenues	60.7	86.3
Deferred income taxes	845.4	859.3
Long-term debt, excluding current portion	4,327.7	4,935.2
Due to Brazilian venture partner	49.9	85.7
Other long-term liabilities	335.0	347.8
Total liabilities	7,134.6	7,614.7
Equity:
FIS stockholders’ equity:
Preferred stock $0.01 par value	—	—
Common stock $0.01 par value	3.8	3.8
Additional paid in capital	7,210.4	7,199.7
Retained earnings	1,778.4	1,471.2
Accumulated other comprehensive earnings	39.8	87.9
Treasury stock	(2,433.4)	(2,359.4)
Total FIS stockholders’ equity	6,599.0	6,403.2
Noncontrolling interest	151.9	158.4
Total equity	6,750.9	6,561.6
Total liabilities and equity	$13,885.5	$14,176.3

FIDELITY NATIONAL INFORMATION SERVICES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(In millions)

		Exhibit C

	Nine months ended September 30,
	2011	2010
Cash flows from operating activities:
Net earnings	$359.1	$245.6
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	471.6	459.8
Amortization of debt issue costs	10.6	9.6
Asset impairment charges	—	179.9
Stock-based compensation	46.0	40.7
Deferred income taxes	(13.2)	(107.8)
Excess income tax benefit from exercise of stock options	(7.2)	(20.8)
Other operating activities, net	(4.5)	(15.4)
Net changes in assets and liabilities, net of effects from acquisitions:
Trade receivables	31.4	33.7
Settlement activity	68.9	5.4
Prepaid expenses and other assets	(5.7)	(3.4)
Deferred contract costs	(46.6)	(36.7)
Deferred revenue	(42.6)	(37.3)
Accounts payable, accrued liabilities and other liabilities	(68.7)	32.6
Net cash provided by operating activities	799.1	785.9

Cash flows from investing activities:
Additions to property and equipment	(88.2)	(89.9)
Additions to computer software	(133.6)	(137.4)
Net proceeds from sale of assets	—	71.5
Acquisitions, net of cash acquired	(12.7)	(66.6)
Other investing activities, net	5.9	1.5
Net cash used in investing activities	(228.6)	(220.9)

Cash flows from financing activities:
Borrowings	6,908.9	8,067.0
Repayment of borrowings and capital lease obligations	(7,266.5)	(6,229.5)
Capitalized debt issuance costs	—	(70.3)
Excess income tax benefit from exercise of stock options	7.2	20.8
Proceeds from exercise of stock options	72.0	198.8
Treasury stock purchases	(188.5)	(2,539.4)
Dividends paid and other distributions	(48.0)	(55.1)
Other financing activities, net	1.5	3.3
Net cash used in financing activities	(513.4)	(604.4)

Effect of foreign currency exchange rate changes on cash	(8.3)	(2.1)

Net increase (decrease) in cash and cash equivalents	48.8	(41.5)
Cash and cash equivalents, at beginning of period	338.0	430.9
Cash and cash equivalents, at end of period	$386.8	$389.4

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Three months ended September 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations	$523.2	$603.7	$297.7	$1.6	$1,426.2
Operating income (loss)	$182.7	$207.0	$47.3	$(160.6)	$276.4
Purchase price amortization	—	—	0.1	62.4	62.5
Non GAAP operating income (loss)	182.7	207.0	47.4	(98.2)	338.9

Depreciation and amortization from continuing operations	41.3	22.6	19.6	15.6	99.1
EBITDA	$224.0	$229.6	$67.0	$(82.6)	$438.0

Non GAAP operating margin	34.9%	34.3%	15.9%	N/M	23.8%

EBITDA margin	42.8%	38.0%	22.5%	N/M	30.7%

	Three months ended September 30, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$485.5	$600.6	$199.4	$1.6	$1,287.1
Operating income (loss)	$180.8	$206.8	$(38.6)	$(172.9)	$176.1
M&A, restructuring and integration costs	—	—	—	22.5	22.5
Brazilian venture	—	—	71.6	—	71.6
Acquisition deferred revenue adjustment	—	—	—	3.2	3.2
Purchase price amortization	—	0.2	0.1	65.9	66.2
Non GAAP operating income (loss)	180.8	207.0	33.1	(81.3)	339.6
Depreciation and amortization from continuing operations	39.0	23.9	13.4	10.7	87.0
EBITDA, as adjusted	$219.8	$230.9	$46.5	$(70.6)	$426.6

Non GAAP operating margin	37.2%	34.5%	16.6%	N/M	26.4%

EBITDA margin, as adjusted	45.3%	38.4%	23.3%	N/M	33.1%

Total revenue growth from prior year period
Three months ended September 30, 2011	7.8%	0.5%	49.3%	N/M	10.8%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION — UNAUDITED
(In millions)

					Exhibit D

	Nine months ended September 30, 2011
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations	$1,543.4	$1,850.2	$858.8	$(1.1)	$4,251.3
Operating income (loss)	$507.7	$619.3	$119.3	$(497.1)	$749.2
Purchase price amortization	0.1	0.1	0.3	188.4	188.9
Non GAAP operating income (loss)	507.8	619.4	119.6	(308.7)	938.1

Depreciation and amortization from continuing operations	119.6	68.4	57.5	37.2	282.7
EBITDA	$627.4	$687.8	$177.1	$(271.5)	$1,220.8

Non GAAP operating margin	32.9%	33.5%	13.9%	N/M	22.1%

EBITDA margin	40.7%	37.2%	20.6%	N/M	28.7%

	Nine months ended September 30, 2010
	Financial Solutions	Payment Solutions	International Solutions	Corporate and Other	Consolidated
Revenue from continuing operations, as adjusted	$1,387.3	$1,850.0	$565.5	$4.5	$3,807.3
Operating income (loss)	$492.9	$619.1	$9.4	$(573.8)	$547.6
M&A, restructuring and integration costs	—	—	—	91.5	91.5
Brazilian venture	—	—	71.6	—	71.6
Acquisition deferred revenue adjustment	—	—	—	17.4	17.4
Purchase price amortization	—	0.7	0.4	196.1	197.2
Non GAAP operating income (loss)	492.9	619.8	81.4	(268.8)	925.3
Depreciation and amortization from continuing operations	114.7	72.8	41.4	29.0	257.9
EBITDA, as adjusted	$607.6	$692.6	$122.8	$(239.8)	$1,183.2

Non GAAP operating margin	35.5%	33.5%	14.4%	N/M	24.3%

EBITDA margin, as adjusted	43.8%	37.4%	21.7%	N/M	31.1%

Total revenue growth from prior year period
Nine months ended September 30, 2011	11.3%	—%	51.9%	N/M	11.7%

FIDELITY NATIONAL INFORMATION SERVICES, INC.
RECONCILIATION OF CASH FLOW MEASURES - UNAUDITED
(In millions)

	Exhibit D (continued)

	Three months ended	Nine months ended
	September 30, 2011	September 30, 2011
	GAAP	GAAP
Cash flows from operating activities:
Net earnings	$140.2	$359.1
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments	164.5	503.3
Working capital adjustments	(29.2)	(63.3)

Net cash provided by operating activities	275.5	799.1
Capital expenditures	(82.1)	(221.8)

Free cash flow	$193.4	$577.3

	Three months ended			Nine months ended
	September 30, 2010			September 30, 2010
	GAAP	Adjustments	Adjusted	GAAP	Adjustments	Adjusted
Cash flows from operating activities:
Net earnings (1)	$61.0	$92.5	$153.5	$245.6	$238.2	$483.8
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash adjustments (2)	253.2	(132.9)	120.3	546.0	(209.4)	336.6
Working capital adjustments (3)	26.5	13.2	39.7	(5.7)	(18.2)	(23.9)

Net cash provided by operating activities	340.7	(27.2)	313.5	785.9	10.6	796.5
Capital expenditures	(93.1)	—	(93.1)	(227.3)	—	(227.3)

Free cash flow	$247.6	$(27.2)	$220.4	$558.6	$10.6	$569.2

(1)
Adjustments to net earnings reflect the elimination of the after-tax impact of M&A and related integration costs, leveraged recapitalization plan costs, as well as non-cash impairment, stock acceleration charges and purchase price amortization. The adjustment also includes the removal of the impact of Santander's exit from our Brazilian card processing venture.

(2)
Non-cash adjustments reflects the after-tax impact of stock acceleration charges and purchase price amortization. The adjustment also includes the removal of the impact of Santander's exit from our Brazilian card processing venture.

(3)	Adjustments to working capital reflect elimination of settlement of various acquisition related liabilities.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

			Exhibit E

	Three months ended		Nine months ended
	September 30,		September 30,
	2011	2010	2011	2010

Net earnings from continuing operations attributable to FIS	$145.4	$134.3	$370.8	$326.3
Plus provision for income taxes	65.9	48.2	180.0	161.2
Interest expense, net	(60.5)	(60.9)	(194.3)	(108.4)
Less other, net	(4.6)	67.3	(4.1)	48.3

Operating income	276.4	176.1	749.2	547.6

Purchase price amortization	62.5	66.2	188.9	197.2
M&A, restructuring and integration costs	—	22.5	—	91.5
Brazilian venture	—	71.6	—	71.6
Acquisition deferred revenue adjustments	—	3.2	—	17.4

Non GAAP operating income	338.9	339.6	938.1	925.3

Depreciation and amortization from continuing operations	99.1	87.0	282.7	257.9
EBITDA, as adjusted	$438.0	$426.6	$1,220.8	$1,183.2

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Three months ended September 30, 2011
		Purchase Price
	GAAP	Amort. (4)	Non-GAAP
Processing and services revenue	$1,426.2	$—	$1,426.2
Cost of revenues	984.3	(62.5)	921.8
Gross profit	441.9	62.5	504.4
Selling, general and administrative	165.5	—	165.5
Operating income	276.4	62.5	338.9
Other income (expense):
Interest income (expense), net	(60.5)	—	(60.5)
Other income (expense), net	(0.7)	—	(0.7)
Total other income (expense)	(61.2)	—	(61.2)
Earnings from continuing operations before income taxes	215.2	62.5	277.7
Provision for income taxes	65.9	19.1	85.0
Earnings from continuing operations, net of tax	149.3	43.4	192.7
Earnings (loss) from discontinued operations, net of tax (5)	(9.1)	—	(9.1)
Net earnings	140.2	43.4	183.6
Net (earnings) loss attributable to noncontrolling interest	(3.9)	—	(3.9)
Net earnings attributable to FIS common stockholders	$136.3	$43.4	$179.7

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$145.4	$43.4	$188.8
Earnings (loss) from discontinued operations, net of tax (5)	(9.1)	—	(9.1)
Net earnings attributable to FIS common stockholders	$136.3	$43.4	$179.7

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.47	$0.14	$0.62
Weighted average shares outstanding — diluted	306.8	306.8	306.8

Effective tax rate	31%		31%

Supplemental information:
Depreciation and amortization from continuing operations	$161.6	(62.5)	$99.1
Stock compensation expense from continuing operations, excluding acceleration charges			$14.9
Stock acceleration charges			—
Total stock compensation expense from continuing operations			$14.9

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

		Exhibit E (continued)

	Nine months ended September 30, 2011
		Purchase Price
	GAAP	Amort. (4)	Non-GAAP
Processing and services revenue	$4,251.3	$—	$4,251.3
Cost of revenues	2,987.8	(188.9)	2,798.9
Gross profit	1,263.5	188.9	1,452.4
Selling, general and administrative	514.3	—	514.3
Operating income	749.2	188.9	938.1
Other income (expense):
Interest income (expense), net	(194.3)	—	(194.3)
Other income (expense), net	2.4	—	2.4
Total other income (expense)	(191.9)	—	(191.9)
Earnings from continuing operations before income taxes	557.3	188.9	746.2
Provision for income taxes	180.0	61.5	241.5
Earnings from continuing operations, net of tax	377.3	127.4	504.7
Earnings (loss) from discontinued operations, net of tax (5)	(18.2)	—	(18.2)
Net earnings	359.1	127.4	486.5
Net (earnings) loss attributable to noncontrolling interest	(6.5)	—	(6.5)
Net earnings attributable to FIS common stockholders	$352.6	$127.4	$480.0

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$370.8	$127.4	$498.2
Earnings (loss) from discontinued operations, net of tax (5)	(18.2)	—	(18.2)
Net earnings attributable to FIS common stockholders	$352.6	$127.4	$480.0

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$1.20	$0.41	$1.61
Weighted average shares outstanding — diluted	308.8	308.8	308.8

Effective tax rate	32%		32%

Supplemental information:
Depreciation and amortization from continuing operations	$471.6	(188.9)	$282.7
Stock compensation expense from continuing operations, excluding acceleration charges			$46.0
Stock acceleration charges			—
Total stock compensation expense from continuing operations			$46.0

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Three months ended September 30, 2010
		M&A		Acquisition
		Restructuring		Deferred		Purchase
		& Integration	Brazilian	Revenue		Price
	GAAP	Costs (1)	Venture (2)	Adj (3)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$1,367.2	$—	$(83.3)	$3.2	$1,287.1	$—	$1,287.1
Cost of revenues	897.3	—	—	—	897.3	(66.2)	831.1
Gross profit	469.9	—	(83.3)	3.2	389.8	66.2	456.0
Selling, general and administrative	138.9	(22.5)	—	—	116.4	—	116.4
Impairment charges	154.9	—	(154.9)	—	—	—	—
Operating income	176.1	22.5	71.6	3.2	273.4	66.2	339.6
Other income (expense):
Interest income (expense), net	(60.9)	—	—	—	(60.9)	—	(60.9)
Other income (expense), net	17.9	2.7	(19.4)	—	1.2	—	1.2
Total other income (expense)	(43.0)	2.7	(19.4)	—	(59.7)	—	(59.7)
Earnings from continuing operations before income taxes	133.1	25.2	52.2	3.2	213.7	66.2	279.9
Provision for income taxes	48.2	9.3	19.3	1.2	78.0	24.5	102.5
Earnings from continuing operations, net of tax	84.9	15.9	32.9	2.0	135.7	41.7	177.4
Earnings (loss) from discontinued operations, net of tax (5)	(23.9)	—	—	—	(23.9)	—	(23.9)
Net earnings	61.0	15.9	32.9	2.0	111.8	41.7	153.5
Net (earnings) loss attributable to noncontrolling interest	49.4	—	(50.1)	—	(0.7)	—	(0.7)
Net earnings attributable to FIS common stockholders	$110.4	$15.9	$(17.2)	$2.0	$111.1	$41.7	$152.8

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$134.3	$15.9	$(17.2)	$2.0	$135.0	$41.7	$176.7
Earnings (loss) from discontinued operations, net of tax (5)	(23.9)	—	—	—	(23.9)	—	(23.9)
Net earnings attributable to FIS common stockholders	$110.4	$15.9	$(17.2)	$2.0	$111.1	$41.7	$152.8

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.40	$0.05	$(0.05)	$0.01	$0.40	$0.12	$0.52
Weighted average shares outstanding — diluted	339.2	339.2	339.2	339.2	339.2	339.2	339.2

Effective tax rate	36%						37%

Supplemental information:
Depreciation and amortization from continuing operations					$153.2	(66.2)	$87.0
Stock compensation expense from continuing operations, excluding acceleration charges							$13.9
Stock acceleration charges							0.4
Total stock compensation expense from continuing operations							$14.3

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

					Exhibit E (continued)

	Nine months ended September 30, 2010
		M&A		Acquisition
		Restructuring		Deferred		Purchase
		& Integration	Brazilian	Revenue		Price
	GAAP	Costs (1)	Venture (2)	Adj (3)	Subtotal	Amort. (4)	Non-GAAP
Processing and services revenue	$3,873.2	$—	$(83.3)	$17.4	$3,807.3	$—	$3,807.3
Cost of revenues	2,680.9	—	—	—	2,680.9	(197.2)	2,483.7
Gross profit	1,192.3	—	(83.3)	17.4	1,126.4	197.2	1,323.6
Selling, general and administrative	489.8	(91.5)	—	—	398.3	—	398.3
Impairment charges	154.9	—	(154.9)	—	—	—	—
Operating income	547.6	91.5	71.6	17.4	728.1	197.2	925.3
Other income (expense):
Interest income (expense), net	(108.4)	—	—	—	(108.4)	—	(108.4)
Other income (expense), net	—	19.5	(19.4)	—	0.1	—	0.1
Total other income (expense)	(108.4)	19.5	(19.4)	—	(108.3)	—	(108.3)
Earnings from continuing operations before income taxes	439.2	111.0	52.2	17.4	619.8	197.2	817.0
Provision for income taxes	161.2	41.0	19.3	6.5	228.0	73.0	301.0
Earnings from continuing operations, net of tax	278.0	70.0	32.9	10.9	391.8	124.2	516.0
Earnings (loss) from discontinued operations, net of tax (5)	(32.4)	—	—	—	(32.4)	—	(32.4)
Net earnings	245.6	70.0	32.9	10.9	359.4	124.2	483.6
Net (earnings) loss attributable to noncontrolling interest	48.3	—	(50.1)	—	(1.8)	—	(1.8)
Net earnings attributable to FIS common stockholders	$293.9	$70.0	$(17.2)	$10.9	$357.6	$124.2	$481.8

Amounts attributable to FIS common stockholders
Earnings from continuing operations, net of tax	$326.3	$70.0	$(17.2)	$10.9	$390.0	$124.2	$514.2
Earnings (loss) from discontinued operations, net of tax (5)	(32.4)	—	—	—	(32.4)	—	(32.4)
Net earnings attributable to FIS common stockholders	$293.9	$70.0	$(17.2)	$10.9	$357.6	$124.2	$481.8

Net earnings per share — diluted from continuing operations attributable to FIS common stockholders*	$0.89	$0.19	$(0.05)	$0.03	$1.06	$0.34	$1.40
Weighted average shares outstanding — diluted	367.7	367.7	367.7	367.7	367.7	367.7	367.7

Effective tax rate	37%						37%

Supplemental information:
Depreciation and amortization from continuing operations					$455.1	(197.2)	$257.9
Stock compensation expense from continuing operations, excluding acceleration charges							$34.9
Stock acceleration charges							5.8
Total stock compensation expense from continuing operations							$40.7

* Amounts may not sum due to rounding.

See accompanying notes.

FIDELITY NATIONAL INFORMATION SERVICES, INC.
SUPPLEMENTAL GAAP TO NON-GAAP RECONCILIATION — UNAUDITED
(In millions)

Notes to Unaudited - Supplemental GAAP to Non-GAAP Reconciliation for the three and nine months ended September 30, 2011 and 2010.

The adjustments are as follows:

(1)
This column represents (1) charges for restructuring and integration costs relating to merger and acquisition activities and (2) costs associated with the 2010 leveraged recapitalization plan. For the three and nine months ended September 30, 2010, the adjustments to "Selling, general and administrative" expenses primarily represent incremental transaction costs incurred by the Company related to the acquisition of Metavante Technologies, Inc., completed on October 1, 2009. The adjustments to "Other income (expense), net" represent certain costs associated with the leveraged recapitalization, the write-off of certain previously deferred debt issue costs associated with the amended and extended debt facility and the write-off of unamortized discount associated with the portion of the Metavante debt that was paid with the proceeds thereof.

(2)
In August 2010, all documents required to affect a mutually agreeable exit for Banco Santander from the Brazil card processing Joint Venture were executed. Banco Santander paid a termination fee of approximately $83.3 million directly to FIS, which is included in Processing and Services Revenues for the three months ended September 30, 2010. Notes payable representing additional consideration which was to be paid to the banks upon migration of their card portfolios were forgiven and reduced by $19.4 million, representing Banco Santander's proportionate interest therein. Certain capitalized software development costs exclusively for use in processing Banco Santander card activity with a net unamortized balance of $14.6 million were written off. In addition, $140.3 million, representing the portion of the unamortized contract intangible asset recorded at the initiation of the Brazilian Venture that was attributable to Banco Santander was deemed impaired as a result of Santander's exit and charged to amortization expense.

(3)
This column represents the impact of the purchase accounting adjustment to reduce Metavante's deferred revenues to estimated fair value, determined as fulfillment cost plus a normal profit margin. The deferred revenue adjustment represents revenue that would have been recognized in the normal course of business by Metavante but was not recognized due to GAAP purchase accounting requirements.

(4)	This column represents purchase price amortization expense on intangible assets acquired through various Company acquisitions.

(5)
During the 2011 and 2010 periods, certain operations are classified as discontinued. Reporting for discontinued operations classifies revenues and expenses as one line item net of tax in the consolidated statement of earnings. During the third quarter 2010, we determined that Fidelity National Participacoes Ltda. ("Participacoes"), our item processing and remittance services business in Brazil should be treated as a discontinued operation. In January 2010, we closed on the sale of ClearPar. The table below outlines the components of discontinued operations for the periods presented, net of tax (in millions):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Impairment charges - Participacoes	$—	$(16.6)	$—	$(16.6)
Participacoes operations	(9.1)	(7.3)	(18.2)	(14.5)
ClearPar and other	—	—	—	(1.3)
Total discontinued operations	$(9.1)	$(23.9)	$(18.2)	$(32.4)